Exhibit 1.7

CERTIFICATE OF FORMATION

OF

TEEKAY OFFSHORE OPERATING GP L.L.C.

UNDER SECTION 9 OF THE MARSHALL ISLANDS LIMITED LIABILITY

COMPANY ACT

1.	The name of the Limited Liability Company is: Teekay Offshore Operating GP L.L.C.

2.

The address of its registered agent in the Marshall Islands is Trust Company Complex, Ajeltake Islands, Ajeltake Road, Majuro, Marshall Islands MH 96960. The name of its registered agent at such address is The Trust Company of the Marshall Islands, Inc.

3.	The formation date of the Limited Liability Company is the date of the filing of this Certificate of Formation with the Registrar of Corporations.

WHEREFORE, the undersigned has executed this Certificate of Formation on the 22nd day of September, 2006.

/s/ Daniel C. Rodgers
Daniel C. Rodgers
Authorized Person

CERTIFICATE OF AMENDMENT OF

TEEKAY OFFSHORE OPERATING GP L.L.C.

UNDER SECTION 10 OF THE LIMITED

LIABILITY COMPANY ACT

The undersigned, Edith Robinson, Secretary of Teekay Offshore Operating GP L.L.C., for the purpose of amending the Certificate of Formation of said limited liability company hereby certifies:

1.	The name of the limited liability company is: Teekay Offshore Operating GP L.L.C.

2.	The Certificate of Formation of the limited liability company was filed on September 25, 2006.

3.	Section 1 of the Certificate of Formation of the limited liability company is hereby deleted and replaced in its entirety as follows:

1.	The name of the limited liability company is: Altera Infrastructure Operating GP L.L.C.

4.	A new Section 4 is added to the Certificate of Formation of the limited liability company as follows:

4.The limited liability company will comply with all applicable provisions of the Republic of the Marshall Islands Limited Liability Company Act, including retention, maintenance, and production of accounting, member, manager, and beneficial owner records in accordance with section 22 of the Republic of the Marshall Islands Limited Liability Company Act.

5.	This Certificate of Amendment shall be effective upon filing with the Registrar of Corporations.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this 24th day of March, 2020.

/S/ Edith Robinson
AuthorizedPerson
Edith Robinson
Secretary